Exhibit 99.1

Press Release               SOMERSET HILLS BANCORP (NASDAQ-SOMH)

Somerset Hills Bancorp Reports Earnings; Quarterly Cash Dividend of $0.05 Per Share

Company Release - 10/ 24 /2008

Bernardsville, N.J., October 23, 2008 (PRIME NEWSWIRE) - Somerset Hills Bancorp (Nasdaq: SOMH) reported net income for the quarter and nine months ended September 30, 2008. For the quarter ended September 30, 2008, net income was $425,000 or $0.08 per diluted share compared to $0.09 per diluted share during the third quarter 2007. For the nine months ended September 30, 2008, net income was $1,236,000, or $0.23 per diluted share compared to $0.29 per diluted share for the nine months ended September 30, 2007.

The company's net interest income increased in both the quarterly and nine month periods, to $2.7 million in the current quarter and $8.1 million for the first nine months of 2008. These increases were offset by declines in non-interest income of $86 thousand in the three month period, year over year and $371 thousand in the nine month period, year over year and increases in the provision for loan losses of $105 thousand and $320 thousand in the three and nine month periods of 2008 over the prior year, respectively. In addition, interest expenses declined by $1.0 million and $2.4 million in the three and nine month periods of 2008 over the prior year, respectively. The decline in non-interest income reflects the continued decline in gains on sale of mortgage loans. These declines are related to the continued weak housing market, and the disruption in the secondary market for residential mortgage loans.

Our net interest margin increased in both the three and nine month periods of 2008 over the comparable period of 2007, as our interest bearing liabilities repriced faster than our interest earning assets in a declining rate market. For the three and nine months ended September 30, 2008 our net interest margin was 4.28% and 4.21%, respectively, compared to 3.94% and 3.92% for the comparable period of 2007.

At September 30, 2008, loans increased $6.0 million or 2.9% to $209.8 million from $203.8 million when compared to September 30, 2007. At September 30, 2008 deposits decreased $20.9 million, or 8.1% to $237.1 million from $258.0 million when compared to September 30, 2007. As we mentioned in last quarter's press release, the decrease in deposits is primarily related to the payout of funds held in accounts at the bank pending consummation of certain customer transactions that closed subsequent to last year and the run off of certain deposits originated at promotional rates in connection with the opening of the Bank's Long Valley and Madison branches.

At September 30, 2008, total assets were $286.5 million compared to $296.6 million at September 30, 2007.

Stewart E. McClure, Jr., President and Chief Executive Officer said "All of us now face unprecedented economic conditions which have been challenging for all consumers, businesses and, certainly, financial institutions. We continue to be grateful that we face these times as an extremely well capitalized institution that continues to be profitable and has a great existing franchise in a relatively strong geographic area. Our focus remains on controlling non-interest expenses which showed a 3.2% decrease from the same quarter last year; and credit quality, which is reflected in a decrease of total non-performing loans and oreo since last quarter. Given the current conditions, loan demand remains soft, although we have recently seen a slight improvement as more businesses and individuals seem to be looking to community banks for support. Similarly, competition for deposits has remained fierce. We have chosen to be aggressive in our pursuit of new deposit customers as we see this as a once in a lifetime opportunity to attract customers that had previously been entrenched at other institutions. This competition will certainly have a short term negative impact on net interest margins and profitability, but we feel confident in the long term value of growing our customer base."

Somerset Hills Bancorp also declared a cash dividend of $0.05 per share payable November 28, 2008 to shareholders of record as of November 14, 2008.

Somerset Hills Bancorp is a bank holding company for Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Long Valley, Madison, Mendham, Morristown, and Summit, New Jersey. Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers. The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC, a wholly owned subsidiary licensed to provide financial services, including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property Title Group, provides title services in connection with the closing of real estate transactions. The common stock of the company is traded on NASDAQ Global Market under the symbol SOMH. You can visit our website at www.somersethillsbank.com.

                             Somerset Hills Bancorp
                      Selected Consolidated Financial data
                                   (Unaudited)

 ($ in thousands except per share data)      Nine Months Ended
                                                September 30
                                              2008        2007
                                            --------    --------

Income Statement Data:

 Interest income                            $ 11,337    $ 13,515
 Interest expense                              3,259       5,634
                                            --------    --------
 Net interest income                           8,078       7,881
 Provision for loan losses                       365          45
                                            --------    --------
 Net interest income after prov. for loan
  losses                                       7,713       7,836
 Non-interest income                           1,467       1,838
 Non-interest expense                          7,445       7,448
                                            --------    --------
 Income before income taxes                    1,735       2,226
 Income tax expense                              499         666
                                            --------    --------
 Net income                                 $  1,236    $  1,560
                                            ========    ========


Balance Sheet Data:

 Total assets                               $286,522    $296,573
 Loans, net                                  206,930     201,421
 Loans held for sale                           4,624       5,916
 Allowance for loan losses                     3,059       2,215
 Investment securities held to maturity       12,056      13,422
 Investment securities held for sale          22,044      34,034
 Deposits                                    237,124     258,042
 Borrowings                                   11,000           0
 Shareholders' equity                         36,814      37,210

Performance Ratios:

 Return on average assets                       0.59%       0.71%
 Return on average equity                       4.47%       5.53%
 Net interest margin                            4.21%       3.92%
 Efficiency ratio                               78.0%       76.6%


Per Share Data:

 Earnings per share- Basic                  $   0.24    $   0.30
 Earnings per share- Diluted                $   0.23    $   0.29
 Book value per share                       $   7.13    $   7.28
 Tangible book value                        $   7.13    $   7.04

                             Somerset Hills Bancorp
                  Selected Consolidated Financial data (con't)
                                   (Unaudited)

                  Sept. 30,   June 30,  March 30,  Dec. 31,    Sept. 30,
                    2008       2008       2008       2007        2007
Asset Quality:

Nonaccrual loans    1,963      2,100      2,759      3,036        217
OREO property         297        260          0          0          0
Net Charge-offs
 (recoveries)         506        375        144          0          0
Allowance for
 loan losses to
 total loans         1.46%      1.45%      1.53%      1.54%      1.09%
Nonperforming
 loans to total
 loans               0.94%      1.00%      1.35%      1.46%      0.11%

                                     SOMERSET HILLS BANCORP
                                         Balance Sheets
                              (in thousands, except for share data)

                               Sept. 30,    Dec. 31,    Sept. 30,
                                 2008         2007        2007
                              -----------------------------------
                              (unaudited) (unaudited) (unaudited)
ASSETS

Cash and due from banks       $  17,129    $  12,069    $   8,982
Federal funds sold                6,000        5,800       14,200
                              -----------------------------------
 Total cash and cash
  equivalents                    23,129       17,869       23,182

Loans held for sale, net          4,624        3,063        5,916
Investment securities held
 to maturity (Approximate
 market value of $11,150 in
 September 2008, $13,531 in
 December 2007 and $13,344
 in September 2007               12,056       13,646       13,422
Investments available for
 sale                            22,044       27,954       34,034

Loans receivable                209,849      208,376      203,778
  Less allowance for loan
   losses                        (3,059)      (3,201)      (2,215)
  Deferred fees                     140           82         (142)
                              -----------------------------------

Net loans receivable            206,930      205,257      201,421

Premises and equipment, net       6,095        6,343        6,474
Goodwill, net                        --           --        1,191
Bank owned life insurance         8,371        8,111        8,023
Accrued interest receivable       1,203        1,435        1,557
Deferred tax asset                  751          723          857
Other real estate owned             297           --           --
Other assets                      1,022        1,069          496
                              -----------------------------------

  Total assets                $ 286,522    $ 285,470    $ 296,573
                              ===================================

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 LIABILITIES AND
  STOCKHOLDERS' EQUITY
  LIABILITIES
  Deposits:

  Non-interest bearing
   deposits-demand             $  51,137    $  53,783    $  46,928
  Interest bearing deposits
   Now, M/M and savings          138,752      159,462      173,506
  Certificates of deposit,
   under $100,000                 28,232       19,170       21,530
  Certificates of deposit,
   $100,000 and over              19,003       12,258       16,078
                              -----------------------------------

   Total deposits                237,124      244,673      258,042
                              -----------------------------------


Federal Home Loan Bank
  advances                        11,000        3,000           --
 Accrued interest payable            415          523          749
 Taxes payable                       177           --           32
 Other liabilities                   992          653          540
                              -----------------------------------
   Total liabilities             249,708      248,849      259,363
                              -----------------------------------

 STOCKHOLDERS' EQUITY
  Preferred stock- 1,000,000
   shares authorized, none
   issued                             --           --           --
  *Common stock- authorized
    9,000,000 shares of no
    par value; issued and
    outstanding, 5,161,412
    shares at September 30,
    2008, 5,176,586 at
    December 31, 2007 and
    5,116,795 at September
    30, 2007                      37,214       37,513       37,011
   Accumulated (deficit)
    retained earnings               (397)        (896)         477
   Accumulated other
    comprehensive income
    (loss)                            (3)           4         (278)
                              -----------------------------------

 Total stockholders' equity       36,814       36,621       37,210
                              -----------------------------------

 Total liabilities and
  stockholders' equity         $ 286,522    $ 285,470    $ 296,573
                              ===================================

 *Restated to reflect 5% Stock Dividend

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                             SOMERSET HILLS BANCORP
                              Statements of Income
                  (Dollars In Thousands, Except Per Share Data)

                             Three        Three         Nine         Nine
                             months       months       months       months
                             ended        ended        ended        ended
                            Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                              2008         2007         2008         2007
                           ----------   ----------   ----------   ----------
                           (unaudited)  (unaudited)  (unaudited)  (unaudited)
Interest Income:

 Loans, including fees     $    3,256   $    3,816   $    9,861   $   10,978
 Investment securities            434          628        1,363        1,955
 Federal funds sold                11          196           98          543
 Interest bearing
  deposits with other
  banks                             4           10           15           39
                           ----------   ----------   ----------   ----------
  Total interest income         3,705        4,650       11,337       13,515

Interest Expense:

 Deposits                         855        1,924        2,967        5,632
 Federal funds purchased           12           --           12           --
 Federal Home Loan Bank
  advances                         98           --          280            2
                           ----------   ----------   ----------   ----------
  Total interest expense          965        1,924        3,259        5,634

  Net interest income           2,740        2,726        8,078        7,881

Provision for loan
 losses                           150           45          365           45
                           ----------   ----------   ----------   ----------
  Net interest income
   after provision for
   loan losses                  2,590        2,681        7,713        7,836
                           ----------   ----------   ----------   ----------
Non-Interest Income:

 Service fees on deposit
  accounts                         83           85          225          255
 Gains on sales of
  mortgage loans, net             249          330          794        1,168
 Other income                     148          151          448          415
                           ----------   ----------   ----------   ----------
  Total Non-Interest
   Income                         480          566        1,467        1,838
                           ----------   ----------   ----------   ----------

Non-Interest Expense

 Salaries and employee
  benefits                      1,303        1,354        3,918        3,948
 Occupancy expense                493          496        1,451        1,418
 Advertising & business
  promotion                        78           81          222          308
 Stationery and supplies           41           68          138          204
 Data processing                  137          127          418          388
 Other operating expense          417          421        1,298        1,182
                           ----------   ----------   ----------   ----------
  Total Non-Interest
   Expense                      2,469        2,547        7,445        7,448
                           ----------   ----------   ----------   ----------

  Income before
   provision for taxes            601          700        1,735        2,226

Provision for Income
 Taxes                            176          196          499          666
                           ----------   ----------   ----------   ----------

   Net income              $      425   $      504   $    1,236   $    1,560
                           ==========   ==========   ==========   ==========

*Per share data
 Net income basic          $     0.08   $     0.10   $     0.24   $     0.30
                           ==========   ==========   ==========   ==========
 Net income diluted        $     0.08   $     0.09   $     0.23   $     0.29
                           ==========   ==========   ==========   ==========

 *Restated to reflect 5% Stock Dividend

Contact:
          Somerset Hills Bancorp
          Gerard Riker
          908-221-0100
          griker@somersethillsbank.com